BEVERLY HILLS, Calif.--(BUSINESS WIRE)-- Cascade Technologies Corp. (OTCBB:CSDT.ob -News) announced today that it has entered into a non-binding letter of intent to acquire all of the assets of AcuNetx, Inc., a Nevada corporation (Other OTC:ANTX.PK.pk -News) in exchange for common stock of Cascade. "What appears attractive to us," explained Dr. Daniel Farkas, "is that AcuNetx designs, manufactures and markets products that utilize non-invasive optical imaging of the eye for assessing important body functionality ranging from balance testing to fitness for duty to law enforcement. These products may complement the proprietary products we have under current development."

Completion of this proposed transaction is subject to numerous conditions including, without limitation, further due diligence, receiving shareholder and regulatory approvals, and negotiating and entering into a definitive assets purchase agreement. No assurance can be given that this proposed transaction will be consummated.

About AcuNetx

As presented in filings with the United States Securities and Exchange Commission, AcuNetx, Inc., a Nevada corporation, and its subsidiaries OrthoNetx Inc. and VisioNetx Inc., combine diagnostic, analytical and therapeutic devices with proprietary software to permit health providers to diagnose and treat balance disorders and various bone deficiencies; law enforcement officers to evaluate roadside sobriety; and employers in high-risk industries to determine, in real-time, the mental fitness of their employees to perform mission-critical tasks. AcuNetx is headquartered in Torrance, California.

AcuNetx products or products under development include: (a) Neurological diagnostic equipment that measure, track and record human eye movements, utilizing the company’s proprietary technology and computer software, as a method to diagnose problems of the vestibular (balance) system and other balance disorders; (b) Devices designed to test individuals for impaired performance resulting from the influences of alcohol, drugs, illness, stress and other factors that affect eye and pupil performance. These products target the occupational safety and law enforcement markets; (c) Orthopedic and craniomaxillofacial (skull and jaw) surgery products, which generate new bone through the process of distraction osteogenesis; and (d) A proprietary information technology system called SmartDevice-Connect™ (“SDC”) that establishes product registry to individual patients and tracks device behavior for post-market surveillance, adverse event and outcomes reporting, and creates “smart devices” that gather and transmit physiological data concerning the device and its interaction with patients.

About Cascade Technologies Corp.

Cascade Technologies Corp., through its wholly owned subsidiary Spectral Molecular Imaging, Inc., is a development-stage, medical imaging device company, applying its proprietary hyperspectral-optical imaging technology—originally developed for satellite reconnaissance—to advance the early and accurate diagnoses of cancer and precancerous conditions. SMI is developing non-invasive imaging systems using its patented technology and other proprietary know-how for improved clinical diagnostics, primarily in the field of cancer pathology. SMI’s devices utilize high-resolution imaging, identification, and analysis of certain molecular, cellular, and tissue features via patented spectral imaging approaches. We expect to provide services related to our primary products, including software modules and maintenance services, and to develop optical diagnostic products that operate in conjunction with surgical and/or evaluation procedures in real time. We believe that our technology will enable early detection and more reliable diagnosis of various diseases, such as melanoma, Barrett’s esophagus (a condition caused by chronic acid reflux that can lead to esophageal cancer) and lung cancer. We expect that medical devices using or based on our developed technology can significantly improve long-term patient outcomes and may substantially reduce overall costs for the healthcare system. For more information, please visit http://www.spectralmi.com.

Forward-Looking Statements

This news announcement contains or may contain certain "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, without limitation, statements regarding SMI's plans, objectives, projections, expectations and intentions and other statements identified by words such as "projects", "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. Such forward-looking statements are subject to significant risks and uncertainties, including those detailed in filings made by Cascade Technologies Corp., SMI's parent, with the Securities and Exchange Commission. No assurance can be given that the proposed transaction will close or, if closed, that it will prove successful. Accordingly we caution our readers that actual results may differ materially from our beliefs or expectations due to economic, business, competitive, market and regulatory factors. We assume no obligation or undertaking to update any forward-looking statements to reflect any changes in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in the reports filed with the Securities and Exchange Commission.

Contact:

Corporate Contact:

Cascade Technologies Corporation

Daniel L. Farkas, Ph.D.

310-858-1670

farkas@opmol.com